UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 25, 2011, Genie Energy Ltd. (“Genie”), a subsidiary of IDT Corporation (the “Registrant”), filed a registration statement on Form 10 with the U.S. Securities and Exchange Commission (“SEC”) that includes (i) audited consolidated balance sheets of Genie as of July 31, 2010 and 2009, and audited consolidated statements of operations, equity, and cash flows for each of the years in the three-year period ended July 31, 2010, (ii) unaudited financial statements as of and for the nine month periods ended April 30, 2010 and 2011, and (iii) an unaudited pro forma consolidated balance sheet as of April 30, 2011 and unaudited pro forma consolidated statements of operations for the nine months ended April 30, 2011 and for the fiscal year ended July 31, 2010. The pro forma balance sheet adjustments assume that Genie’s spin-off from IDT occurred as of April 30, 2011. The pro forma adjustments to the unaudited consolidated statements of operations for the nine months ended April 30, 2011 and for the year ended July 31, 2010 assume that the spin-off occurred as of August 1, 2009.

Item 8.01 Other Events.

As previously disclosed, on November 2, 2010, the board of directors of the Registrant authorized management to pursue a plan to separate, through a tax-free spinoff (the “Spin-Off”) Genie, a wholly-owned subsidiary of the Registrant. Genie owns 99.3% of its subsidiary, Genie Energy International Corporation, or GEIC, which owns 100% of IDT Energy and 92% of Genie Oil and Gas, Inc., or GOGI. Following the spin-off, Genie’s principal businesses, which are currently part of the Registrant, will consist of:

•	IDT Energy, which operates Genie’s energy services company, or ESCO, that resells electricity and natural gas to residential and small business customers in New York, New Jersey and Pennsylvania; and

•
Genie Oil and Gas, which consists of (1) American Shale Oil Corporation, or AMSO, which holds and manages a 50% interest in American Shale Oil, LLC, or AMSO, LLC, Genie’s oil shale initiative in Colorado, and (2) an 89% interest in Israel Energy Initiatives, Ltd., or IEI, Genie’s oil shale initiative in Israel.

On August 29, 2011, the Registrant issued a press release announcing that, on August 25, 2011, it and Genie had filed a Form 10 registration statement (containing an initial Information Statement) with the SEC.

The intent is that Genie will be spun-off to the Registrant’s stockholders as a new publicly traded company and Genie intends to apply to have its Class B common stock listed for trading on the New York Stock Exchange under the symbol “GNE”. Approval of the spinoff by the Registrant’s stockholders is not required.

The Registrant’s board of directors believes that the Spin-Off will separate certain business units that have different business drivers and growth characteristics. The Registrant believes that separating the two groups of operating units will allow the management of each of the Registrant and Genie to design and implement corporate strategies and policies that are based primarily on the business characteristics of the respective companies and their business units, maintain a sharper focus on the core business and growth opportunities, and concentrate their financial resources wholly on their own operations. Moreover, the separation of Genie from the Registrant will allow each of the companies to be more easily understood and provide investors with greater transparency regarding the value of the businesses. Accordingly, the Registrant believes the spin-off will build long-term stockholder value.

The spin-off of Genie will occur by way of a pro rata distribution of Genie Class A common stock and Class B common stock to the Registrant’s stockholders. In the distribution, on the distribution date, each Registrant stockholder will receive one share of Genie Class A common stock for every share of the Registrant Class A common stock and one share of Genie Class B common stock for every share of Registrant Class B common stock, held at on the record date for the spin-off.

Completion of the spinoff is subject to final approval by the Registrant’s board of directors, shall receipt of an opinion from PricewaterhouseCoopers LLP as to the satisfaction of certain required qualifying conditions for the application of Section 355 of the Internal Revenue Code of 1986 to the Spin-Off upon which the IRS will not rule, as well as effectiveness of the Form 10 registration statement filed with the SEC. The Form 10 includes detailed information about Genie, the spinoff and related matters. IDT will distribute an information statement to stockholders following completion of the SEC’s review of the Form 10. The Registrant’s board of directors reserves the right to amend, modify or abandon the Spin-Off and the related transactions at any time prior to the distribution date.

This Form 8-K report contains forward-looking statements addressing the spinoff, the operation, business and prospects of the Registrant and Genie following the spinoff and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the spinoff, including the timing and terms of the spinoff and whether the spinoff will be completed, and uncertainties regarding the impacts on the Registrant and the market for their respective securities if the spinoff is accomplished. In addition, the Registrant and Genie are subject to additional risks and uncertainties, as described in the Registrant’s Form 10-K, Form 10-Q and Form 8-K reports and the Form 10 referenced above (including all amendments to those reports) and exhibits to those reports.

A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Press Release of the Registrant, dated August 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: August 29, 2011	By:	/s/ Howard Jonas
Name: Howard Jonas
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release of the Registrant, dated August 29, 2011.